UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2009

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On December 23, 2008, the Board of Directors of HSW International, Inc., or HSWI, approved and authorized HSWI to enter into Director and Officer Indemnification Agreements with each of HSWI’s current directors and other executive officers as follows:

NAME	POSITION
Jeffrey T. Arnold	Director
Theodore P. Botts	Director
Bruce Campbell	Director
Boland T. Jones	Director
Arthur Kingsbury	Director
Kai-Shing Tao	Director
Henry N. Adorno	Director, Principal Executive Officer
Gregory Swayne	President and Chief Operating Officer
Shawn Meredith	Chief Financial Officer
Bradley T. Zimmer	Executive Vice President and General Counsel

Pursuant to the Director and Officer Indemnification Agreements, HSWI agreed, in exchange for each person’s continued service as a director or officer, as applicable, to indemnify, defend and hold harmless each director and officer to the fullest extent permitted or required by the laws of the State of Delaware against certain claims and losses related to his service to HSWI.  In addition, HSWI agreed to advance certain expenses relating to, arising out of or resulting from any such claim or loss.  The foregoing description of the Director and Officer Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the actual agreements, a form of which is attached hereto as Exhibit 10.1.

Item 9.01.                                           Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

          Exhibit No.                               Description

10.1	Form of Director and Officer Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: January 16, 2009	By:	/s/ Bradley T. Zimmer
Bradley T. Zimmer
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.                                           Description

10.1                                   Form of Director and Officer Indemnification Agreement